       Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma combined consolidated financial information and accompanying notes show the impact on the financial conditions and results of operations of RFC and PSB and have been prepared to illustrate the effects of the merger under the acquisition method of accounting.

The unaudited pro forma combined consolidated balance sheet as of September 30, 2018 is presented as if the PSB merger had occurred on September 30, 2018. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 and for the nine month period ended September 30, 2018 are presented as if the merger had occurred on January 1, 2017. The historical consolidated financial information has been adjusted to reflect factually supportable items that are directly attributable to the merger and, with respect to the income statement only, expected to have a continuing impact on consolidated results of operations, and, as such, RFC’s one-time merger costs for the merger are not included.

The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 include pro forma results of operations for RFC.

The unaudited pro forma combined consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the mergers been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined consolidated financial statements should be read together with:

•the accompanying notes to the unaudited pro forma combined consolidated financial statements;

•RFC’s audited consolidated financial statements and accompanying notes as of and for the year ended December 31, 2017, included in RFC’s Annual Report on Form 10-K for the year ended December 31, 2017;

•RFC’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2018, included in RFC’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2018;

•RFC’s unaudited pro forma combined consolidated financial statements as of and for the year ended December 31, 2017, which is included as Exhibit 99.4 into this Form 8-K/A;

•PSB’s audited financial statements and accompanying notes as of and for the year ended December 31, 2017, which is included as Exhibit 99.1 into this Form 8-K/A;

•PSB’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2018, which is included as Exhibit 99.2 into this Form 8-K/A; and

•PSB’s unaudited consolidated financial statements and accompanying notes as of and for the nine months ended September 30, 2017, which is included as Exhibit 99.3 into this Form 8-K/A.

RIVER FINANCIAL CORPORATION
Unaudited Pro Forma Combined Consolidated Statement of Financial Condition
As of September 30, 2018
(in thousands except share data)

	RFC	PSB	Pro Forma		Combined
	as Reported	as Reported	Adjustments		Pro Forma
Assets
Cash and due from banks	$14,248	$19,108	$1,318	(1), (3), (12), (13), (14), (19)	$34,674
Interest-bearing deposits in banks	930	-	-		930
Federal funds sold	-	3,673	-		3,673
Cash and cash equivalents	15,178	22,781	1,318		39,277

Certificates of deposit in banks	2,744	3,449	(34)	(4)	6,159
Securities available-for-sale	148,626	101,644	55	(5), (16)	250,325
Loans held for sale	4,977	-	-		4,977
Loans, net of unearned income	641,365	56,391	(715)	(6)	697,041
Less allowance for loan losses	(6,063)	(1,011)	1,005	(7)	(6,069)
Net loans	635,302	55,380	290		690,972
Premises and equipment, net	21,676	1,541	3,744	(8)	26,961
Accrued interest receivable	2,437	865	-		3,302
Bank owned life insurance	20,419	-	-		20,419
Foreclosed assets	723	-	-		723
Deferred income taxes	3,562	122	(1,851)	(9), (3)	1,833
Core deposit intangible	1,196	-	4,650	(10)	5,846
Goodwill	10,050	-	8,215	(11)	18,265
Other assets	4,662	599	-		5,261
Total assets	$871,552	$186,381	$16,387		$1,074,320
Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$182,703	$107,312	$-		$290,015
Interest-bearing deposits	543,743	56,609	(30)	(15)	600,322
Total deposits	726,446	163,921	(30)		890,337
Securities sold under agreements to repurchase	11,277	-	-		11,277
Federal Home Loan Bank advances	30,000	-	-		30,000
Federal funds purchased	1,954	-	-		1,954
Note payable	4,554	-	22,408	(13)	26,962
Accrued interest payable and other liabilities	4,148	974	164	(18)	5,286
Total liabilities	778,379	164,895	22,542		965,816
Common stock related to 401(k) Employee Stock Ownership Plan	1,152	-	-		1,152
Stockholders' Equity:
Common stock	5,140	4	550	(2), (14)	5,694
Additional paid in capital	65,250	6,718	(2,936)	(2), (14), (17)	69,032
Retained earnings	27,961	17,313	(5,502)	(3), (12), (13), (14)	39,772
Accumulated other comprehensive loss	(4,895)	(1,749)	1,733	(16)	(4,911)
Treasury stock at cost	(283)	(800)	-		(1,083)
Common stock related to 401(k) Employee Stock Ownership Plan	(1,152)	-	-		(1,152)
Total stockholders' equity	92,021	21,486	(6,155)		107,352
Total equity	93,173	21,486	(6,155)		108,504
Total liabilities and stockholders' equity	$871,552	$186,381	$16,387		$1,074,320

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

RIVER FINANCIAL CORPORATION
Unaudited Pro Forma Combined Consolidated Statement of Income
For the nine months ended September 30, 2018
(in thousands except per share data)

	RFC	PSB	Pro Forma		Combined
	as Reported	as Reported	Adjustments		Pro Forma
Interest income:
Loans, including fees	$23,551	$2,574	$93	(1)	$26,218
Taxable securities	1,729	1,171			2,900
Nontaxable securities	547	439			986
Federal funds sold	-	48			48
Other interest income	162	54			216
Total interest income	25,989	4,286	93		30,368
Interest expense:
Deposits	2,330	348			2,678
Short-term borrowings	31	-			31
Federal Home Loan Bank advances	329	-			329
Note payable	184	-			184
Total interest expense	2,874	348	-		3,222
Net interest income	23,115	3,938	93		27,146
Provision for loan losses	1,440	14			1,454
Net interest income after provision for loan losses	21,675	3,924	93		25,692
Noninterest income:
Service charges and fees	2,436	812			3,248
Investment brokerage revenue	102	-			102
Mortgage operations	1,807	-			1,807
Bank owned life insurance income	428	-			428
Net loss on sale of investment securities	(53)	-			(53)
Other noninterest income	265	213			478
Total noninterest income	4,985	1,025	-		6,010
Noninterest expense:
Salaries and employee benefits	10,266	2,027			12,293
Occupancy expenses	1,099	169			1,268
Equipment rentals, depreciation, and maintenance	677	74			751
Telephone and communications	190	54			244
Advertising and business development	501	34			535
Data processing	1,326	391			1,717
Foreclosed assets, net	135	-			135
Federal deposit insurance and other regulatory assessments	241	56			297
Legal and other professional services	568	453	(469)	(3)	552
Other operating expense	2,612	419	599	(2), (3)	3,630
Total noninterest expense	17,615	3,677	130		21,422
Income before income taxes	9,045	1,272	(37)		10,280
Provision for income taxes	2,039	77	(9)	(4)	2,107
Net income	$7,006	$1,195	$(28)		$8,173

Basic net earnings per common share	$1.37	$0.32			$1.53
Diluted net earnings per common share	$1.34	$0.32			$1.50
Dividends per common share	$0.28	$0.16			$0.40

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

RIVER FINANCIAL CORPORATION
Unaudited Pro Forma Combined Consolidated Statement of Income
For the year ended December 31, 2017
(in thousands except per share data)

	RFC	PSB	Pro Forma		Combined
	as Reported	as Reported	Adjustments		Pro Forma
Interest income:
Loans, including fees	$27,891	$3,137	$189	(1)	$31,217
Taxable securities	2,938	1,252			4,190
Nontaxable securities	1,130	619			1,749
Federal funds sold	-	42			42
Other interest income	211	64			275
Total interest income	32,170	5,114	189		37,473
Interest expense:
Deposits	2,229	332			2,561
Short-term borrowings	41	-			41
Federal Home Loan Bank advances	101	-			101
Note payable	249	-			249
Total interest expense	2,620	332	-		2,952
Net interest income	29,550	4,782	189		34,521
Provision for loan losses	1,740	17			1,757
Net interest income after provision for loan losses	27,810	4,765	189		32,764
Noninterest income:
Service charges and fees	2,949	1,222			4,171
Investment brokerage revenue	58	-			58
Mortgage operations	1,895	-			1,895
Bank owned life insurance income	1,086	-			1,086
Net gain on sale of investment securities	5	13			18
Other noninterest income	316	112			428
Total noninterest income	6,309	1,347	-		7,656
Noninterest expense:
Salaries and employee benefits	12,097	2,700			14,797
Occupancy expenses	1,399	222			1,621
Equipment rentals, depreciation, and maintenance	841	91			932
Telephone and communications	261	63			324
Advertising and business development	625	38			663
Data processing	1,689	507			2,196
Foreclosed assets, net	163	-			163
Federal deposit insurance and other regulatory assessments	333	73			406
Legal and other professional services	505	222			727
Other operating expense	3,392	676	880	(2)	4,948
Total noninterest expense	21,305	4,592	880		26,777
Income before income taxes	12,814	1,520	(691)		13,643
Provision for income taxes	4,519	79	(174)	(4)	4,424
Net income	$8,295	$1,441	$(517)		$9,219

Basic net earnings per common share	$1.63	$0.39			$1.73
Diluted net earnings per common share	$1.60	$0.39			$1.71
Dividends per common share	$0.25	$0.20			$0.39

See accompanying notes to Unaudited Pro Forma Combined Consolidated Financial Information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(all amounts are in thousands, except per share data, unless otherwise indicated)

Note 1 - Basis of Pro Forma Presentation

The unaudited pro forma combined balance sheet as of September 30, 2018 and the unaudited pro forma combined statements of income for the year ended December 31, 2017 and for the nine months ended September 30, 2018 are based on the financial statements of RFC and PSB after giving effect to the completion of the merger and the assumptions and adjustments described in the accompanying notes. Such financial statements do not reflect cost savings or operating synergies expected to result from the merger, or the costs to achieve these cost savings or operating synergies, or any anticipated disposition of assets that may result from the integration of the operations of the two companies. The unaudited pro forma combined consolidated statements of income for the year ended December 31, 2017 include pro forma results of operations for RFC.

The transactions will be accounted for under the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). In business combination transactions in which the consideration given is not in the form of cash (that is, in the form of non-cash assets, liabilities incurred, or equity interests issued), measurement of the acquisition consideration is based on the fair value of the consideration given or the fair value of the asset (or net assets) acquired, whichever is more clearly evident and, thus, more reliably measurable.

Under ASC 805, all of the assets acquired and liabilities assumed in a business combination are recognized at their acquisition-date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. Changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally affect income tax expense. RFC completed the acquisition of PSB and is currently working through an integration plan, which may affect how the assets acquired, including intangible assets, will be utilized by the combined company. For those assets in the combined company that will be phased out or will no longer be used, additional amortization, depreciation and possibly impairment charges will be recorded after management completes the integration plan.

The unaudited pro forma information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the periods or dates indicated, nor is it necessarily indicative of the future results of the combined company.

Note 2 – Preliminary Estimated Acquisition Consideration

Under the terms of the PSB merger agreement, PSB stockholders will be entitled to receive 60 shares of RFC common stock and $6,610 in cash for each share of PSB common stock, plus cash in lieu of fractional shares.

Based on the number of shares of PSB common stock outstanding as of September 30, 2018, the preliminary estimated acquisition consideration is as follows.

Number of shares of PSB common stock outstanding at September 30, 2018	3,706
Per share exchange ratio	60
Number of shares of RFC common stock issued	222,360
RFC common stock price per share on September 30, 2018	$27
Fair value of RFC common stock issued	$6,003

Number of shares of PSB common stock outstanding at September 30, 2018	3,706
Cash consideration each PSB share is entitled to receive	$6,610
Total cash consideration (in thousands)	$24,497

Total stock consideration (in thousands)	$6,003
Total cash consideration (in thousands)	24,497
Total purchase price for PSB (in thousands)	$30,500

Note 3 - Preliminary Estimated Acquisition Consideration Allocation

Under the acquisition method of accounting, the total acquisition consideration is allocated to the acquired tangible and intangible assets and assumed liabilities of PSB based on their estimated fair values as of the closing of the merger. The excess of the acquisition consideration over the fair value of assets acquired and liabilities assumed for the acquisition, if any, is allocated to goodwill.

The allocation of the estimated acquisition consideration with regard to PSB is preliminary because the merger was not completed as of the pro forma date September 30, 2018. The preliminary allocation is based on estimates, assumptions, valuations, and other studies that have not progressed to a stage where there is sufficient information to make a definitive allocation. Accordingly, the acquisition consideration allocation adjustments will remain preliminary until RFC management determines the final acquisition consideration and the fair values of the assets acquired and liabilities assumed. The final determination of the acquisition consideration allocation is anticipated to be completed as soon as practicable after the completion of the merger and will be based on the value of RFC’s common stock at the closing of the merger. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma combined consolidated financial statements.

The total preliminary estimated acquisition consideration as shown in the table above is allocated to PSB’s tangible and intangible assets and liabilities as of September 30, 2018 based on their preliminary estimated fair values as follows (dollars are in the thousands).

Cash and cash equivalents	$16,860
Certificates of deposit in banks	3,415
Securities available-for-sale	101,699
Loans held for investment	55,670
Premises and equipment, net	5,285
Deferred income tax asset, net	(1,729)
Other assets	1,464
Core deposit intangible	4,650
Goodwill	8,215
Deposits	(163,891)
Other liabilities	(1,138)
Total purchase price	$30,500

Approximately $4,650 has been preliminarily allocated to amortizable intangible assets acquired. The amortization related to the preliminary fair value of net amortizable intangible assets is reflected as a pro forma adjustment to the unaudited pro forma condensed combined financial statements.

Identifiable intangible assets: The preliminary fair values of intangible assets were determined based on the provisions of ASC 805, which defines fair value in accordance with ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. The preliminary allocation to intangible assets is allocated to core deposit intangibles.

Goodwill: Goodwill represents the excess of the preliminary estimated acquisition consideration over the preliminary fair value of the underlying net tangible and intangible assets. Among the factors that contributed to a purchase price in excess of the fair value of the net tangible and intangible assets are the experience and expertise of personnel, operations, customer base and organizational cultures that can be leveraged to enable the combined company to build an enterprise greater than the sum of its parts. In accordance with ASC Topic 350, Intangibles—Goodwill and Other, goodwill will not be amortized, but instead will be tested for impairment at least annually and whenever events or circumstances have occurred that may indicate a possible impairment. In the event management determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of the impairment during the period in which the determination is made.

Note 4 - Preliminary Unaudited Pro Forma and Acquisition Accounting Adjustments

The unaudited pro forma financial information is not necessarily indicative of what the financial position actually would have been had the merger been completed at the date indicated. Such information includes adjustments that are preliminary and may be revised. Such revisions may result in material changes. The financial position shown herein is not necessarily indicative of what the past financial position of the combined companies would have been, nor necessarily indicative of the financial position of the post-merger periods. The unaudited pro forma financial information does not give consideration to the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers.

The following unaudited pro forma adjustments result from accounting for the merger, including the determination of fair value of the assets, liabilities, and commitments that RFC, as the acquirer, will acquire from PSB. The descriptions related to these preliminary adjustments are as follows (dollars are in thousands):

Balance Sheet – the explanations and descriptions below are referenced to the September 30, 2018 Unaudited Pro Forma Combined Consolidated Balance Sheet.

Pro Forma Adjusting Entries (Statements of Condition):		Debit	Credit
(1)	Cash		$24,497
(2)	Common stock		222
(2)	Additional paid in capital		5,781
(3)	Cash		673
(3)	Deferred tax asset	169
(3)	Retained earnings	504
(4)	Certificates of deposits in banks		34
(5)	Securities available-for-sale		1,798
(6)	Loans held for investment		715
(7)	Allowance for loan losses	$1,005
(8)	Premises and equipment, net	3,744
(9)	Deferred tax asset		2,020
(10)	Core deposit intangible	4,650
(11)	Preliminary goodwill estimate	8,215
(12)	Cash		5,000
(12)	Retained earnings	5,000
(13)	Cash	26,962
(13)	Cash		4,574
(13)	Note Payable		26,962
(13)	Note Payable	4,554
(13)	Retained earnings	20
(14)	Cash	8,860
(14)	Common stock		328
(14)	Additional paid in capital		8,511
(14)	Retained earnings		22
(15)	Interest-bearing deposits	30
(16)	Securities available-for-sale	1,853
(16)	Accumulated other comprehensive loss		1,733
(17)	Additional paid in capital	17,228
(18)	Other liabilities		164
(19)	Cash	240

(1)	Payment of the cash consideration component of the total merger consideration paid to stockholders.
(2)

RFC shares of common stock issued to PSB's stockholders representing the stock consideration component of the total respective merger consideration.  For purposes of this pro forma presentation, the value of a share of RFC common stock was $27 per share.

(3)	Represents PSB's estimated merger expenses of $673, which are expected to be paid immediately prior to the merger's closing date, the related tax benefit and the net effect on PSB's retained earnings.
(4)	Adjustment reflects the fair value adjustment of the certificates of deposit in banks at acquisition date.
(5)	Adjustment reflects the fair value adjustment of the available-for-sale portfolio at acquisition date.
(6)	Adjustment reflects the fair value adjustment of the acquired loan portfolio at the acquisition date.
(7)	Adjustment reflects the elimination of PSB's allowance for loan losses.
(8)	Adjustment reflects the fair value adjustment on PSB's offices.
(9)	Adjustment reflects the recording of the net deferred tax asset created by the purchase adjustments.
(10)	Adjustment reflects the recording of the core deposit intangible asset.
(11)	Adjustment reflects the preliminary goodwill generated as a result of consideration paid in excess of the fair value of the net assets acquired.
(12)	Cash payment for dividends to PSB's stockholders paid prior to the merger closing date.
(13)	Adjustment reflects the $27 million note payable obtained to finance the acquisition and the payoff of the previous note payable which had a remaining balance of approximately $4.5 million.
(14)	Adjustment reflects the stock offering to finance a portion of the acquisition.
(15)	Adjustment reflects the fair value adjustment of the time deposits at acquisition date.
(16)	Adjustment to reverse unrealized loss on the PSB available-for-sale portfolio at acquisition date.
(17)	Reflects the reversal of stockholders' equity after adjustments in 3 and 12 above.
(18)	Adjustment reflects the fair value adjustment for other liabilities.
(19)	Adjustment reflects cash acquired from PSB Bancshares, Inc.

Income Statements – the explanations and descriptions below are referenced to the Unaudited Pro Forma Combined Consolidated Statements of Income for the year ended December 31, 2017 and for the nine months ended September 30, 2018.

Income Statements – Pro Forma Adjustments

Pro Forma Adjusting Entries (Statements of Income): (in thousands)					Nine Months Ended September 30, 2018	Twelve Months Ended December 31, 2017
(1)	Preliminary estimate of loan interest accretion				$93	$189
(2)	Amortization of core deposit intangible				600	880
(3)	Remove merger related fees				(470)	-
(4)	Income tax expense of pro forma adjustments				(9)	(174)

(1)	Represents the estimate of interest income accretion related to the preliminary estimate of the fair value adjustment of the loans acquired pursuant to the PSB merger.
(2)

Represents the estimate of the core deposit intangible amortization related to preliminary estimates of the fair value adjustments on the core deposits acquired pursuant to the PSB merger.  The preliminary estimate of the core deposit intangible related to RFC's acquisition of PSB is approximately $4,650, and will be amortized over a ten-year period on an accelerated basis.  The core deposit intangible amortization expense related to the PSB merger is expected to be approximately $880 and $788, respectively, during the first and second years of combined operations.  Below is the preliminary estimated amortization schedule

	Year		Year
	1	$880	6	$419
	2	788	7	327
	3	696	8	234
	4	603	9	142
	5	511	10	50

(3)	Represents the adjustment to remove merger related fees.
(4)	Represents the adjustment to reflect the income tax provision of the pro forma adjustments using 25.11% as the incremental effective tax rate.

Note 5 - Earnings per Common Share

Unaudited pro forma earnings per common share for the year ended December 31, 2017 have been calculated using RFC’s weighted average common shares outstanding previously reported in RFC’s 10-K filed on March 20, 2018, and the common shares issued to PSB’s stockholders in the merger.  The unaudited pro forma earnings per common share for the nine months ended September 30, 2018 have been calculated using RFC’s weighted average common shares outstanding reported in RFC’s 10-Q for the nine months ended September 30, 2018 filed on November 6, 2018 and the common shares issued to PSB’s stockholders in the merger.

The following table sets forth the calculation of basic and diluted unaudited pro forma earnings per common share for the year ended December 31, 2017 and for the nine months ended September 30, 2018 (dollars are in thousands, except for per share data).

	For the Nine Months		For the Twelve Months
	Ended September 30, 2018		Ended December 31, 2017
	Basic	Diluted	Basic	Diluted
Pro forma net income available to common shareholders	$8,173	$8,173	$9,219	$9,219
Weighted average common shares outstanding:
River Financial Corporation	5,122,397	5,211,106	5,095,305	5,180,102
Common shares issue to PSB shareholders	222,360	222,360	222,360	222,360
Pro forma weighted average common shares outstanding	5,344,757	5,433,466	5,317,665	5,402,462
Pro forma net income per common share	$1.53	$1.50	$1.73	$1.71

Note 6 – Merger Related Charges

RFC’s preliminary estimated transaction expenses, net of tax, related to the PSB merger are approximately $1,378.  These one-time merger related expenses have not been included in the Unaudited Pro Forma Combined Consolidated Statement of Income, as the pro forma adjustments do not give consideration to non-recurring items, the impact of possible cost savings, expense efficiencies, synergies, strategy modifications, asset dispositions or other actions that may result from the mergers. PSB’s preliminary estimated transaction expenses, net of tax, related to the merger are approximately $504.  These preliminary estimated merger transaction expenses (RFC and PSB) are still being developed and will continue to be refined, and will include assessing personnel, benefit plans, premises, equipment, and service contracts to determine where they may take advantage of redundancies.  The preliminary estimated pro forma presentation of merger transaction costs is in the following table (dollars are in thousands).

	(Seller) PSB		(Buyer) RFC
	12/31/2018	9/30/2018	12/31/2018	9/30/2018
System termination fees and system conversion expenses			$1,529
Investment bankers, accounting, auditing and legal	$673	$243	306	$226
Other related expenses	-	-	5	1
Total non-interest expense	$673	$243	$1,840	$227
Tax benefit	(169)	(61)	(462)	(57)
Net expense after tax benefit	$504	$182	$1,378	$170